SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 24, 2006
BUFFETS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-116897	22-3754018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 BUFFET WAY EAGAN, MINNESOTA	55121
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (651) 994-8608
NOT APPLICABLE
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX OF EXHIBITS
Agreement and Plan of Merger
Press Release

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 24, 2006, Buffets, Inc. (“Buffets”), a Minnesota corporation and a wholly owned subsidiary of Buffets Holdings, Inc., entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Buffets, Ryan’s Restaurant Group, Inc., a South Carolina Corporation (“Ryan’s”) and Buffets Southeast, Inc., a South Carolina corporation and wholly owned subsidiary of Buffets (“Merger Sub”), pursuant to which Merger Sub will merge with and into Ryan’s, with Ryan’s remaining as the surviving corporation (the “Merger”). Other than the Merger Agreement, there is no material relationship between Ryan’s and either of Buffets or Merger Sub.
Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Ryan’s common stock, par value $1.00 per share (the “Shares”), other than any Shares owned by Buffets or Merger Sub, will be canceled and will be automatically converted into the right to receive $16.25 in cash, without interest. South Carolina law does not provide for dissenters’ rights in connection with the Merger. Also, at the effective time of the Merger, each outstanding option to purchase Ryan’s common stock (all of which are vested or would vest as a consequence of the Merger) will be canceled and will be automatically converted into the right to receive the excess, if any, of $16.25 over the option exercise price.
The parties to the Merger Agreement made customary representations and warranties and covenants, including covenants made by Buffets to use commercially reasonable efforts to complete the financing necessary to effect the Merger and covenants made by Ryan’s (i) to obtain the requisite approval of Ryan’s stockholders, (ii) regarding the conduct of its business between the date of the signing of the Merger Agreement and the closing of the Merger and (iii) subject to certain exceptions, not to solicit, enter into discussions regarding, or provide information in connection with, alternative transactions. None of the representations or warranties made by either party survive the closing of the Merger.
The Merger is expected to be completed in the fourth quarter of 2006, subject to regulatory approval as well as other closing conditions, including, among others, (i) the receipt of the necessary financing by Buffets, (ii) approval of the Merger by Ryan’s stockholders and (iii) the absence of any order or injunction prohibiting the consummation of the Merger.
The Merger Agreement contains certain termination rights for both Ryan’s and Buffets. The Merger Agreement provides that, upon termination under specified circumstances, Ryan’s would be required to pay Buffets a termination fee of $25 million, including up to $10 million for expenses incurred by Buffets. The Merger Agreement further provides that, upon termination under specified circumstances, Merger Sub would be required to pay Ryan’s a termination fee of $7.5 million.
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A press release, issued on July 25, 2006, announcing the Merger Agreement, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements herein or in the attachments to this Report regarding the proposed Merger, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the ability of Buffets to achieve synergies in connection with the merger and the integration of Ryan’s successfully into its business. Buffets Holdings, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional factors that may affect future results are contained in Buffets Holdings, Inc.’s filings with the Securities and Exchange Commission (“SEC”), including Buffets Holdings, Inc.’s Annual Report on Form 10-K for the year ended June 29, 2005 which is available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 24, 2006 among Ryan’s Restaurant Group, Inc., Buffets, Inc. and Buffets Southeast, Inc.

99.1	Press Release, dated July 25, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: July 25, 2006

BUFFETS HOLDINGS, INC.
By:	/s/ R. Michael Andrews, Jr.
	Name:	R. Michael Andrews, Jr.
	Title:	Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 24, 2006 among Ryan’s Restaurant Group, Inc., Buffets, Inc. and Buffets Southeast, Inc.

99.1	Press Release, dated July 25, 2006